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                                      EXHIBIT 28

                         SPECIMEN OF COMMON STOCK CERTIFICATE

                                  OF HOMELIFE, INC.

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                                       SPECIMEN
                                    HOMELIFE, INC.
                      AUTHORIZED: 5,000,000 SHARES COMMON STOCK
                                 $.001 PAR VALUE EACH


     This Certifies that ___________________________________________ is the registered holder of __________________________________________________________
Shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Corporation properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized offers and its Corporate Seal to be hereunder affixed this _______ day of _______________ A.D. __________.


_______________________________         ________________________________
                      Secretary                                President